UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023

THERMOGENESIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-82900	94-3018487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 858-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	THMO	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.         Other Events.

This Current Report on Form 8-K is being filed to disclose updated information regarding the beneficial ownership of the common stock of ThermoGenesis Holdings, Inc. (the “Company”) as a result of the sale by Boyalife Group, Inc. on November 17, 2023, of an aggregate of 600,000 shares of Company common stock to four separate buyers in a registered transaction made under the Registration Statement on Form S-3 (No. 333-271327) filed by the Company on April 18, 2023, and declared effective by the SEC on May 1, 2023 (the “Boyalife Transaction”).

The following table and accompanying footnotes set forth information regarding the beneficial ownership of the outstanding shares of the Company’s common stock as of November 17, 2023 (after giving effect to the Boyalife Transaction) with respect to (i) each director of the Company, (ii) each named executive officer of the Company, (iii) all of the Company’s directors and executive officers as a group, and (iv) each person known to the Company to own beneficially five percent (5%) or more of the outstanding shares of the Company’s Common Stock. As of November 17, 2023, there were 3,136,504 shares of Common Stock outstanding.

To the Company’s knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name of Director, Director Nominee or Named Executive Officer	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Xiaochun (Chris) Xu, Ph.D., MBA	7,538,267(2)	73%

Jeffery Cauble, CPA	465(4)	*

Russell Medford, Ph.D.	375(3)	*

Jeff Thomis, Ph.D.	372(3)	*

Biao Xi, Ph.D.	--	*

James Xu, Esq., DBA, PsyD, J.D., CPA	--	*

Haihong Zhu	1,002(3)	*

Officers & Directors as a Group (7 persons)	7,540,481	73%

Name and Address of 5% Beneficial Owners

Boyalife Group Inc.	7,535,821(5)	73%

*	Less than 1%.
(1)
“Beneficial Ownership” is defined pursuant to Rule 13d-3 of the Exchange Act, and generally means any person who directly or indirectly has or shares voting or investment power with respect to a security. A person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of the security within 60 days, including, but not limited to, any right to acquire the security through the exercise of any option or warrant or through the conversion of a security. Any securities not outstanding that are subject to options or warrants shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by that person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Some of the information with respect to beneficial ownership has been furnished to us by each director or officer, as the case may be.

(2)
Dr. Xu’s beneficial ownership represents (i) 2,446 shares issuable upon the exercise of options; (ii) 7,208,700 shares issuable as of November 17, 2023 upon the conversion of the Second Amended and Restated Convertible Promissory Note payable by the Company to Boyalife Group Inc.; and (iii) 327,121 shares owned by Boyalife Group Inc. Dr. Xu has sole voting and dispositive power over the shares held by Boyalife Group Inc.

(3)	Represents shares issuable upon the exercise of options that are vested as of November 17, 2023 or within 60 days thereafter.
(4)	Includes 20 common shares and 445 shares issuable upon the exercise of options that are vested as of November 17, 2023 or within 60 days thereafter.
(5)
Consists of 327,121 common shares owned by Boyalife Group Inc. and 7,208,700 common shares issuable upon the conversion of the Second Amended and Restated Convertible Promissory Note payable by the Company to Boyalife Group Inc. Dr. Xu has sole voting and dispositive power over Boyalife Group Inc. The principal business address of Boyalife Group Inc. is 2453 S. Archer Ave., Suite B, Chicago, IL 60616.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS HOLDINGS, INC.

Dated: November 21, 2023	/s/ Jeffery Cauble
Jeffery Cauble
Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)